Exhibit 23.5

Consent of Independent Registered Public Accounting Firm

AFC Gamma, Inc.
West Palm Beach, Florida

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8  of AFC Gamma, Inc. of our report dated April 6, 2021, with respect to the consolidated financial statements of Verano Holdings, LLC and Subsidiaries for the years ended December 31, 2020 and 2019, which appears in the Registration Statement on Form S-11 of AFC Gamma, Inc. dated January 3, 2022.

/s/ Macias Gini & O’Connell LLP
Macias Gini & O’Connell LLP
Chicago, Illinois
January 10, 2022